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                                                                    Exhibit 3(e)

                  Amended and Restated through November 4, 2003

                                     BY-LAWS

                                       OF

                        LAZARE KAPLAN INTERNATIONAL INC.

                            (A Delaware Corporation)

                                   ----------

                                    ARTICLE I

                                  STOCKHOLDERS

          1. CERTIFICATE REPRESENTING STOCK. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation certifying the number of shares owned by him in the corporation. Any and all signatures on any,such certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

          The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

          2. FRACTIONAL SHARE INTERESTS. The corporation may, but shall not be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of-the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or




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warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the condition that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

          3. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

          4. RECORD DATE FOR STOCKHOLDERS. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          5. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of


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shares of stock or upon which of upon whom the General Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of this certificate of incorporation.

          6. STOCKHOLDER MEETINGS.

          - *TIME. The annual meeting of the stockholders of the corporation shall be held not earlier than the 15th day of October nor later than the 30th day of November in each year on such day and at such time of day (between the hours of 10:00 A.M. and 4:00 P.M.) as shall be determined by a resolution of the Board of Directors; provided, however, that the annual meeting held next after November 3, 1982 may be held on such day later than November 30, 1983 as shall be determined by resolution of the Board of Directors.

          - PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at such place within the City of New York as shall be designated by the Board of Directors.

          - *CALL. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting. Special meetings may also be called by an officer at the request in writing of any one or more stockholders owning in the aggregate at least ten (10%) percent of the common stock of the Corporation issued and outstanding. Any such request shall state the purpose or purposes of the proposed meeting.

          - NOTICE OR WAIVER OF NOTICE. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting and, if required by the General Corporation Law, stating the place within the city or other municipality or community at which the list of stockholders of the corporation may be examined. The notice of a special meeting shall state the purpose or purposes for which the meeting is called. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally, or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation. Notice by mail shall be deemed to be given when deposited with postage thereon prepaid, in the United States mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to -give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the

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*    Amended September 5, 1974, August 11, 1976 and October 13, 1983.


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meeting, the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor' the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

          - STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

          - PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorneyin-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

          - INSPECTORS. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filed by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.


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          - QUORUM. The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

          - VOTING. Each share of stock shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power. In the election of directors, and for any other action, voting need not be by ballot.

          7. STOCKHOLDER ACTION WITHOUT MEETINGS. Any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE II

                                    DIRECTORS

          1. FUNCTIONS AND DEFINITION. The business and affairs of the corporation shall be managed by the Board of Directors of the corporation. The Board of Directors shall have authority to fix the compensation of the members thereof. The use of the phrase "whole board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

          2. QUALIFICATIONS AND NUMBER. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The initial Board of Directors shall consist of three persons. Thereafter, the number of directors constituting the whole board shall be at least one. Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the stockholders or of the directors, or, if the number is not fixed, the number shall be seven. The number of directors may be increased or decreased by action of the stockholders or of the directors.

          3. ELECTION AND TERM. The first Board of Directors shall be elected by the incorporator and shall hold office until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. In the interim between annual meetings of stockholders or of special meetings of


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stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including without limitation vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

          4. MEETINGS.

          - TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

          - PLACE. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board. Whenever the directors shall fail to fix such place, the meeting shall be held at such place within the City of New York as shall be designated by the Board of Directors.

          - CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, of the President, or of a majority of the directors in office.

          - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

          - * QUORUM AND ACTION. A quorum shall consist of fifty (50%) percent of the entire Board of Directors. If the application of that percentage to the total number of directors results in a number which is a fraction, then a quorum shall consist of the next higher whole number of directors. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these By-Laws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

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*    Amended October 9, 1973 and April 20, 1984


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          5. REMOVAL OF DIRECTORS. Any or all of the directors may be removed for cause or without cause by the stockholders. One or more of the directors may be removed for cause by the Board of Directors.

          **6. COMMITTEES. Whenever its number consists of three or more, the Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law, and may authorize the seal of the corporation to be affixed to all papers which may require it.

          7. INFORMAL ACTION. Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Any action required or permitted to be taken, may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE III

                                    OFFICERS

          *1. DESIGNATION. The officers of the corporation shall consist of a President, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman of the Board, one or more Vice-Chairmen of the Board, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution or instrument choosing them shall designate. Whenever used in these By-Laws, the term "Vice-Chairman" shall be deemed to mean "Vice Chairmen", unless the context requires otherwise.

          2. QUALIFICATIONS. Except as may otherwise be provided in the resolution or instrument choosing him, no officer other than the Chairman of the Board, if any, and the Vice-Chairman of the Board, if any, need be a director.

          Any number of offices may be held by the same person, as the directors may determine, except that no person may hold the offices of President and Secretary simultaneously.

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**   Amended November 3, 1982 and April 20, 1984
*    Amended April 20, 1984


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          3. TERM OF OFFICE. Unless otherwise provided in the resolution or instrument choosing him, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor shall have been chosen and qualified.

          Any officer may be removed,. with or without cause, by the Board of Directors; and any subordinate or junior officer not chosen by the Board of Directors, but chosen under duly constituted authority conferred by the Board of Directors, may be removed, with or without cause, by the officer or officers who chose him.

          Any vacancy in any office may be filled by the Board of Directors. A vacancy in any junior or subordinate office not filled by the Board of Directors may be filled by the officer or officers duly vested with the authority to choose the person to fill such office.

          4. CHOOSING OFFICERS. The Board of Directors shall choose the President, the Secretary, the Treasurer, the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, an Executive Vice-President, if any, one or more additional VicePresidents, if any, and such other officers as may be designated by them, and may confer upon any executive officer or officers authority to choose junior or subordinate officers.

          *5. CHAIRMAN OF THE BOARD. Subject to the direction of the Board of Directors, the Chairman of the Board shall be a senior officer of the corporation; he shall preside at meetings of the Board of Directors and of the stockholders, and shall have such other powers and perform such other duties as may from time to time be assigned to him by the Board of Directors.

          *6. PRESIDENT. Subject to the direction of the Board of Directors, the President shall be the chief executive officer of the corporation and in general shall perform all duties incident to the office of President and not delegated to the Chairman of the Board, and shall have such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors. In the absence or inability to act of the Chairman of the Board and the Vice-Chairman of the Board, he shall perform all the duties of the Chairman of the Board, subject, however, to the direction of the Board of Directors.

          *7. VICE-CHAIRMEN OF THE BOARD. Subject to the direction of the Board of Directors, the Vice-Chairmen of the Board shall perform all duties incident to the office of ViceChairman and shall have such other powers and perform such other duties as from time to time may be assigned to them by the Board of Directors. The Board of Directors may from time to time designate by name a Vice-Chairman of the Board to assume the powers and perform the duties of Chairman of the Board in the absence or inability to act of the Chairman of the Board.

          *8. VICE-PRESIDENTS. The Vice-Presidents shall perform all duties incident to the Office of Vice President and shall also discharge such other duties as the Board of Directors may, from time to time, direct. If more than one Vice-President shall be appointed or elected, the Board of Directors shall, by resolution, provide for the order in which each may

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*    Amended March 31, 1982 and April 20, 1984.


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perform such duties, and may delegate to such several Vice-Presidents the respective duties which each shall perform and discharge and the powers which each may exercise in the business and affairs of this corporation.

          *9. TREASURERS. The Treasurer shall have the care and custody of all moneys, funds and securities of the corporation, and deposit the same in the name of the corporation in such bank or banks or trust companies as the directors may determine; he shall pay out and dispose of the same under the direction of the Board of Directors, and shall at all reasonable times exhibit his books and accounts to any director of the corporation on application at its office during business hours. The Treasurer may be required to give such bond for the faithful performance of his duties as the Board of Directors may determine.

          *10. SECRETARY. The Secretary shall keep the minutes of the meetings of the Board of Directors and of the stockholders; he shall attend to the giving and serving of all notices of the .corporation, and, when so required, affix the seal of the corporation to all certificates of stock; and he shall have charge of the certificate book and such other books and papers and perform such other duties as the Board of Directors may direct. He shall keep, or cause to be kept, a stock book containing the names of all persons who are stockholders, showing their place of residence, the number of shares of stock held by them, respectively, the time when they, respectively, became the owners thereof, and the amounts paid thereon, and such books shall be open for inspection as prescribed by law. In the absence of the Secretary, or his inability or refusal to attend to any of the duties required, the same may be performed by any other officer or person as the Board may appoint.

                                   ARTICLE IV

                                 CORPORATE SEAL

          The corporate seal shall be in such form as the Board of Directors shall prescribe.

                                    ARTICLE V

                                   FISCAL YEAR

          The fiscal year of the corporation shall be from the 1st day of June to the 31st day of May, inclusive, in each year, provided, such fiscal year shall be subject to change as the Board of Directors may, from time to time, determine.

                                  **ARTICLE VI

                                 INDEMNIFICATION

          1. Third Party Actions. This Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request

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*    Amended March 31, 1982 and April 20, 1984.
**   Amended November 6, 1986.


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shall advance expenses to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative (other than an action by or in the name of the Corporation) by reason of the fact that such person is or was or has agreed to be a director or officer of this Corporation or any of its direct or indirect subsidiaries or while such person is or was serving at the request of this Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees and expenses), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful; provided, however, that the foregoing shall not require this Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-laws, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Section 6.1 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

          2. Actions By or in the Right of the Corporation. This Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim by or on the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was or has agreed to be a director or officer of this Corporation or any of its direct or indirect subsidiaries or while such person is or was serving at the request of this Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees and expenses), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Corporation, and except that no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Such indemnification shall not be exclusive of other indemnification rights arising under any by-laws, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this
Section 6.2 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.


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          3. Successful Defense. To the extent that a director or officer of the
Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 6.1 or 6.2 or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonable incurred by him in connection therewith.

          4. Right of Claimant to Bring Suit. If a claim under Section 6.1 or
6.2 is not paid in full by the Corporation within 60 calendar days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 calendar days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the claimant shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the claimant to enforce a right to indemnification hereunder (but not in a suit brought by the claimant to enforce a right to an advancement of expenses) it shall be a defense that, the claimant has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          5. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          6. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director or officer of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          7. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

          8. Indemnification Contracts. The Board of Directors is authorized to enter into a contract with any director or officer of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of any other corporation,


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

partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to those provided in this Article VI.

          9. Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VI by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

          10. Savings Clause. If any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                   ARTICLE VII

                              CONTROL OVER BY-LAWS

          The power to amend, alter, and repeal these By-Laws and to adopt new By-Laws shall be vested in the Board of Directors; provided, that the Board of Directors may delegate such power, in whole or in part, to the stockholders; and provided, further, that any By-Law, other than an initial By-Law, which provides for the election of directors by classes for staggered terms shall be adopted by the stockholders.


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